Exhibit 10.1

ESCROW AGREEMENT

AGREEMENT made as of this      day of             , 20    , by and between Gold Ribbon Bio Energy Holdings, Inc., a Delaware corporation (“Gold Ribbon”) and PNC Bank, National Association as escrow agent (the “Escrow Agent”).

BACKGROUND

WHEREAS, Gold Ribbon is registering certain shares and warrants to purchase shares under the Securities Act of 1933 and making a distribution of such shares and warrants:

WHEREAS, Gold Ribbon has agreed to escrow 90% of the proceeds from the exercise of the warrants until such time as it has received at least $20,000,000 from the exercise of the warrants and, if the minimum is not attained, to return such funds to the warrant holders that exercised the warrants; and

WHEREAS, the Escrow Agent has agreed to hold 90% of the funds received from exercise of the warrants (maximum amount $18,000,000) and to release such funds to the transfer agent for distribution to those persons that exercised the warrants if the minimum is not reached and to distribute the funds to Gold Ribbon if the amount in escrow reaches $18,000,000;

NOW, THERFORE, in consideration of the foregoing and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed as escrow agent hereunder and agrees to act on the terms and subject to the conditions hereinafter set forth.

2. Establishment of Escrow Fund. At such time as the registration statement filed by Gold Ribbon becomes effective and warrants are exercised, the Escrow Agent shall establish the escrow account and place 90% of the proceeds from the exercise of the warrants received by it in such account which, together with any proceeds, income and reinvestments, is hereinafter referred to as (the “Escrow Fund”). Escrow Agent shall hold the Escrow Fund subject to the terms and conditions of this Agreement.

3. Deposit and Investment of Escrow Fund.

(a) The Escrow Agent shall deposit or invest the Escrow Fund in the bank accounts or investments set forth on Appendix A attached hereto, and incorporated herein and as amended from time to time as herein provided. This deposit and investment direction may be altered only in a writing delivered to the Escrow Agent, signed by Timothy R. Schwab and agreed to in writing by the Escrow Agent.

(b) The Escrow Agent shall have the right to make withdrawals from any deposits or liquidate any investments held, in order to provide funds necessary to make required payments under this Escrow Agreement at such time or times as determined by the Escrow Agent in its sole discretion. The Escrow Agent in its capacity as escrow agent hereunder shall have no liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity, for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon, or for any investment made by the Escrow Agent in the absence of instructions from the parties hereto.

(c) Other than any portion of the Escrow Fund which is held in one or more FDIC insured deposits held in an FDIC insured depository institution, the Escrow Fund will be invested in investments, including without limitation, shares of mutual funds, which are not insured by the FDIC, are not deposits of or guaranteed by the Escrow Agent or any of its affiliates and are subject to investment risks, including the loss of principal. In addition, shares of money market mutual funds are neither insured nor guaranteed by the U.S. Government and there can be no assurance that a money market mutual fund will be able to maintain a stable net asset value of $1.00 per share.

(d) The Escrow Agent may invest the Escrow Funds in any investment set forth on Appendix A, including portfolios of BlackRock Fundssm, BlackRock Liquidity Funds, any other mutual fund(s), private investment fund(s), or other security, notwithstanding that the Escrow Agent or its affiliate(s) may provide financial or investment advice or other services to, or receive shareholder servicing fees from such security or that the Escrow Agent or an affiliate may be a manager, promoter or placement agent for or have underwritten such security and the Escrow Agent and its affiliate(s) may be separately and additionally compensated for providing such services or underwriting such securities.

4. Income. All income, including interest and dividends, earned on the Escrow Fund (hereinafter called the “Income”) shall be added to and held in the Escrow Fund.

5. Disposition of Escrow Fund. The Escrow Agent shall disburse the Escrow Funds in accordance with the provisions of Appendix B attached hereto and incorporated herein.

6. Statements. During the term of this Agreement, the Escrow Agent shall provide Gold Ribbon with monthly statements containing the beginning balance in the escrow account as well as all principal and income transactions for the statement period. Gold Ribbon shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements and the transactions listed therein, except with respect to any such act or transaction as to which Gold Ribbon shall, within 90 days after the Escrow Agent making the statement available to Gold Ribbon— file written objections with the Escrow Agent.

7. Rights and Responsibilities of Escrow Agent. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the Escrow Agent’s rights, duties, liabilities and immunities:

(a) The Escrow Agent shall act hereunder as an escrow agent only, and it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

(b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon (and shall incur no liability for following the instructions contained therein) any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due to be paid into the Escrow Fund by any party.

(c) The Escrow Agent shall not be liable for any action taken or omitted by it unless a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss. In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, including in-house counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons, including in-house counsel.

(d) Gold Ribbon agrees to indemnify, defend and hold the Escrow Agent and its affiliates and each of their respective directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees and expenses (“Losses”) that may be imposed on, incurred by, or asserted against, the Indemnititees or any of them (i) for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement; or (ii) in connection with or arising out of the Escrow Agent’s performance under this Escrow Agreement provided, with respect to this clause (ii) only, the Indemnitees have not acted with negligence or engaged in willful misconduct. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 7(d) shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason.

(e) The Escrow Agent shall have no duties except those specifically set forth in this Agreement and shall not be subject to, nor have any liability or responsibility under, any other agreement or document the other parties hereto may be parties to or responsible for, even if same is referenced herein or copies have been given to the Escrow Agent.

(f) The Escrow Agent shall have the right at any time it deems appropriate to seek adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

8. Compensation. Gold Ribbon shall pay the Escrow Agent an Acceptance Fee of $1,750 upon execution of this Agreement as of the effective date of the registration statement. At such time as the first warrant is exercised, Gold Ribbon shall notify the Escrow Agent and the Escrow Agent shall set up the escrow account in accordance with this Agreement. At such time, the Escrow Agent shall be entitled to receive an annual administrative fee of $2,000, and a minimum, one-time first year fee of $5,000 if the escrow is not funded. After the escrow account is set up, and funded, the Escrow Agent is entitled to an annual minimum fee of $15,000 (reduced by any fees paid as provided herein). In addition, the Escrow Agent shall be entitled to reimbursement for all reasonable expenses, disbursements or advances made by it in the performance of its duties hereunder, including counsel fees and court costs incurred pursuant to Section 7(f) or otherwise. The parties hereby grant to Escrow Agent a first priority contractual possessory security interest in and a right of setoff against the Escrow Fund in an amount necessary to secure to Escrow Agent payment of Escrow Agent’s fees, expenses and any other amounts owed to Escrow Agent under the terms of this Agreement.

9. Tax Identification Number; Indemnification as to Taxes, Penalties and Interest.

(a) All Income accrued in the Escrow Fund shall be held for the account of Gold Ribbon and shall be reported by Gold Ribbon under applicable federal regulations using its tax identification number which is #26-1538664.

(b) Without limiting the generality of any provision of this Agreement, Gold Ribbon shall indemnify, defend and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to Income earned by the Escrow Fund.

10. Amendment. Except as provided in Section 3 above, this Agreement may not be amended or supplemented and no provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

11. Termination. The purpose of this Escrow Agreement and the terms hereof shall terminate at [the expiration date of the warrants] if there are no Escrow Funds or if there are Escrow Funds, the date that the Escrow Funds are distributed in accordance with this Agreement. Upon the termination of this Agreement and upon the delivery of all of the Escrow Fund by the Escrow Agent, in accordance with the terms hereof, the Escrow Agent shall be relieved of any and all further obligations hereunder.

12. Resignation; Removal.

(a) The Escrow Agent may resign at any time by giving sixty (60) days written notice of such resignation to Gold Ribbon. If no successor Escrow Agent has been named at the expiration of the sixty (60) day period, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as a depository. Upon notification by Gold Ribbon of the appointment of a successor, the Escrow Agent shall, upon payment of any and all fees and expenses due to Escrow Agent, promptly deliver the Escrow Fund and all materials in its possession relating to the Escrow Fund to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate, and Escrow Agent shall be released and discharged from all further obligations hereunder.

(b) The Escrow Agent may be discharged from its duties as Escrow Agent under this Agreement upon thirty (30) days written notice from Gold Ribbon and upon payment of any and all fees due to Escrow Agent. In such event, the Escrow Agent shall be entitled to rely on instructions from Gold Ribbon as to the disposition and delivery of the Escrow Fund.

(c) In the event of the termination of this Agreement or the resignation or removal of the Escrow Agent, the Escrow Agent shall have the right to retain for itself from the Escrow Fund an amount equal to the compensation due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement or the transfer of the Escrow Fund.

13. Execution. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

14. Miscellaneous. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be, and all references to such parties herein shall be deemed also to refer to any successors, assigns, heirs, administrators and legal representatives of said parties, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning hereof. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes any and all other and prior agreements between them.

15. Notices. All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given, if delivered by hand or mailed by first class, certified mail, return receipt requested, postage prepaid, and addressed as set forth on the signature page hereto. All notices and communications hereunder shall be in writing and shall be deemed to be duly given as of the date sent in the case of registered mail, return receipt requested, or certified mail, postage prepaid, or upon delivery in the case of personal delivery or delivery by overnight courier, or upon successful facsimile transmission as indicated by voice or electronic confirmation as follows:

(a)	If to Gold Ribbon:

Gold Ribbon Bio Energy Holdings, Inc.

101 E. Industrial Drive

Sedgwick, Kansas 67135

Attn: Timothy R. Schwab

(b)	If to Escrow Agent:

PNC Bank, National Association	copy to:	Stephen Stowers
Attn: Chris Reiser		PNC Wealth Management
620 Liberty Avenue, 7th Floor		500 West Jefferson Street
Pittsburgh, PA 15222		PNC Plaza, 5th Floor
412.762.9975 (phone)		Louisville, KY 40202
412.762.7034 (facsimile)		502.581.2343 (phone)

The balance of this page is intentionally left blank.

By signing below, Gold Ribbon certifies under penalty of perjury that:

a.	The number shown in this Agreement is Gold Ribbon’s correct taxpayer ID number.

b.	Gold Ribbon is not subject to backup withholding because

(i)	Gold Ribbon is exempt from backup withholding,

(ii)	Gold Ribbon has not been notified by the Internal Revenue Service (“IRS”) that Gold Ribbon is subject to backup withholding as a result of a failure to report all interest or dividends, or

(iii)	the IRS has notified Gold Ribbon that Gold Ribbon is no longer subject to backup withholding; and

GOLD RIBBON UNDERSTANDS THAT THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE GOLD RIBBON’S CONSENT TO ANY PROVISION OF THIS AGREEMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Gold Ribbon Bio Energy Holdings, Inc.

By:	Timothy R. Schwab, President
101 E. Industrial Drive
Sedgwick, Kansas 67135

PNC Bank, National Association

By:
Signature

Name & Title
500 West Jefferson Street, PNC Plaza, Louisville, Kentucky 40202
Address

Form of Escrow Agreement

Appendix A

Section 3. Investment of Escrow Fund

“During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent upon authorization Gold Ribbon Bio Energy Holdings, Inc., in any one or more of the following permitted investments:

☐	BlackRock Tempfund Cash Management Shares Portfolio BRTXX

☐	BlackRock T-fund Cash Management Shares Portfolio BPTXX

The parties acknowledge and agree that Escrow Agent or its affiliate(s) may provide financial or investment advice or services to, or receive shareholder servicing fees from some or all of the investments permitted hereby and that Escrow Agent or an affiliate may be a manager, promoter, or placement agent for or have underwritten such investments and Escrow Agent and its affiliate(s) may be separately and additionally compensated for providing such services. Further, shares of mutual funds are not insured by the FDIC, are not deposits of or guaranteed by Escrow Agent or its affiliate(s) and are subject to investment risk, including loss of principal.

Escrow Agent’s Compensation is for performing the following services:

•	Taking possession of, safekeeping, and investing assets

•	Rendering periodic statements that disclose all investment transactions and cash transactions affecting the assets

•	Investing and disbursing the assets in accordance with the terms of the Escrow Agreement

-	Annual Administrative Fee:	$2,000 (charged pro-rata / quarterly)

-	Minimum One-time Fee if Escrow Account is established, but unfunded:	$5,000

-	Minimum Annual Fee if Escrow Account is established, and funded:	$15,000

Note: Minimum Fees are defined as “total compensation” paid to PNC, and takes into consideration the calculated fees earned from investments, (as described in above paragraph), annual administrative fees, and initial Acceptance Fee described in Section 8 of the Escrow Agreement.

Form of Escrow Agreement

Appendix B

Section 5. Disposition of Escrow Fund

During the term of this Escrow Agreement, Escrow Agent shall make disbursements from the Escrow Fund: (i) to Gold Ribbon upon the receipt of at least $18,000,000 in Escrow Funds; (ii) to the transfer agent of Gold Ribbon if on             , 2009 [the termination date of the warrants] less than $18,000,000 in Escrow Funds has been received.

Disbursements made by the Escrow Agent, as noted in (i) and (ii) above, will be made only with the written authorization from Gold Ribbon

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